Exhibit 3.1

CERTIFICATE OF FORMATION OF State of Delaware Secretazy of State Division 0£ Corporations Delivered 02:09 PM 03/16/2011 FILED 02:00 PM 03/16/2011 SRV 110305229 - 4942266 FILE AMERICAN HONDA RECEIVABLES LLC This Certificate of Formation of American Honda Receivables LLC (the "Company"), dated as of March 16, 2011, is duly executed and filed to form a limited liability company in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.). 1. Name. The name of the limited liability company is American Honda Receivables LLC. 2. Registered Office. The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wihnington, County of New Castle, t 9801. · 3. Registered Agent. The name and address of its registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of American Honda Receivables LLC as of the 16th day of Maroh, 2011. <: Paul C. Honda Authorized Person

State of Delaware Secretazy of State Division 0£ Corporations Delivered 01:53 PM 03/28/2011 FILED 01: 17 PM 03/28/2011 SRV 110346381 - 4942266 FILE · State of Delaware· Certificate of Merger of a Foreign Corporation into a Domestic Limited Liability Company Pursuant to Titlo 6, Section 18-209 of the Delaware Limited Liability Company Act. ..llirst: Tho .name of du, domcstlo limited liability to merge ts American Honda R.eceivabloa LLC, a Dela.ware limited liability oompany. Seeond1 lho mune of the Surviving Limited Liability Company is Atnerl~ Honda Receivables LLC. Thtrd: Tho name of tho foreign oorporation being merged into the Surviving Limited Liability Company is Amer1C811 Honda Reoeivablea Corp. The jurisdiction in which this corporation was formed is California. B'ourth: Tho Agreement of Merger, dated March 2.~, 2011 1w been approved €llld oxccuted by AmorioanE:oilda Recoivablos Corp. and Amerigan Honda ReceJvables LLC. 'll'Jfth: The executed Agteemeot of Merger is on fiJ.o at 20800 Madrona Avenue, Tomncc, Oalifomia 90503, tho princlpal placo of business of the Surviving Lbnited Liabili1y O>mpany. Sixth: A copy of tho A.gree.numt of Merger will bo furnished by the Surviving Limited Liability Company on request, without cost, to any member of Amerioan Honda lu,oeivablBS LI.Ci, or any person holding an interest in any other business entity wbion is to merge or consolidate, · IN WITNESS WHEREOF, said Surviving Urnited Liability Company has caused this ecrlitioato to be signed by an authorlzcd poreon. this 28th day of Marth, A.D., 20] 1. · By:_...,..__~--~- ✓-- K. Bndo, President

STATE OF DELAWARE CERTIFICATE OF AMENDMENT CHANGING ONLY THE REGISTERED OFFICE OR REGISTERED AGENT OF A LIMITED LIABILITY COMPANY The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows: 1. The name of the limited liability company is AMERICAN HONDA RECEIVABLES LLC 2. The Registered Office of the limited liability company in the State of Delaware is changed to 251 Littl e Fall s D rive __________ (street), in the City of _w_i_lm_i_· n .... g'-t_o_n _______ _ Zip Code 19 8 o 8 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is ______ _ Corporation Service Company State of Delaware Secretary of State Division of Corporations Delivered 02 :23 P~ 08/10/2021 FILED 02:23 PM 08/10/2021 SR 20212937974 - FileNumber 4942266 By: /s/ Jill Cilmi Authorized Person Name: Jill Cilmi, Authorized Person Print or Type